KPMG Peat Marwick LLP

     Suite 2000
     1211 South West Fifth Avenue
     Portland, OR 97204



               Consent of Independent Certified Public Accountants


The Board of Directors
Potlatch Corporation:

We consent to incorporation by reference in the registration statements (Nos. 33-00805, 33-28220, 333-17145, 33-30836, 33-54515, 333-12017 and 333-28079) on
Form S-8 of Potlatch Corporation of our report dated January 21, 1998, except as to Note 16, which is as of February 9, 1998, relating to the balance sheets of Potlatch Corporation and consolidated subsidiaries as of December 31, 1997 and 1996 and the related statements of earnings, stockholders' equity, and cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 1997 which report appears in the December 31, 1997 annual report on the Form 10-K of Potlatch Corporation.




                                                KPMG PEAT MARWICK LLP

March 27, 1998


                                                                 Exhibit (23)